UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2011

KALEIDOSCOPE VENTURE CAPITAL, INC.

 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0000-27277
 (Commission File Number)

98-0207554
 (IRS Employer Identification No.)

13110 NE 177th PL, # 169

Woodinville, WA 98072
 (206) 838-9715
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 22, 2011, the Board of Directors of Kaleidoscope Venture Capital, Inc. (the “Company”) appointed Eric Luttio to the position of Chief Executive Officer of the Company.   Mr. Luttio, who was recently appointed Chief Operating Officer, has a proven track record in building and developing new markets and new companies from Micro- and Mid-Cap to fully diversified Fortune 500 companies. Mr. Luttio has held senior positions in several sectors including industrial products, green energy, medical products, telecommunications structuring, B-to-B Sales, Biotechnology, computer technology and engineering, both domestically and internationally, including Propulsion Technologies International, Inc., EH Ventures, PureSurce, Clearant, Inc., and Edge Mobile Medical Inc., Mr. Luttio earned a B.A. in Industrial Arts from Lane Community College.

The Company also confirmed the appointment of Jay Gordon to the Board.  Mr. Gordon is President, CEO, and founder of the Company’s wholly-owned subsidiary, Direct Digital Service, Inc. (d/b/a “DSI-TV”), with over 30 years experience in all areas of cable and digital television business.  Mr. Gordon worked for 10 years in the franchised cable industry while at Westinghouse.  He moved onto private cable, where he was instrumental in developing the Pacific Northwest private cable market, while working for SSI Private Cable as General Manager in charge of customer service, sales, and billing, and later at Millisat as Director of Business Development responsible for Right of Entry (ROE) sales.  While in charge of DSI-TV, Mr. Gordon has grown the business to include regional offices and a number of key strategic relationships with property owners and real estate developers.  During this period, Mr. Gordon has overseen the negotiation of Right of Entry agreements, the development of direct sales programs, the implementation of various customer service programs, as well as the development and maintenance of operational policies and procedures.  The Company acquired DSI-TV for 15,000,000 shares of common stock and a commitment to facilitate the capital financing of up to $2,200,000 over the 12 month period following the March 2011 acquisition, which remains a condition subsequent to the acquisition.

Additionally, on June 22, 2011, M. Thomas Makmann submitted his resignation from his positions of Director, President and Chief Executive Officer.  Mr. Makmann had served on the Board since February 2010.  Mr. Makmann’s resignation did not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

The Board does not expect to name Eric Luttio or Jay Gordon to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Kaleidoscope Venture Capital, Inc.,
       (Registrant)

Date: June 24, 2011
By:  /s/  Eric Luttio      _____
                        Name:  Eric Luttio
                     Title: President, Chief Executive Officer